Exhibit 4.1

NUMBER

LT 15000

# LUFKIN INDUSTRIES, INC.

SHARES

ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS

CUSIP 549764 10 8

THIS CERTIFICATE IS TRANSFERABLE IN HOUSTON, TEXAS, CLEVELAND, OHIO OR NEW YORK, NEW YORK

## COMMON STOCK, $1 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS

*This certifies that*

SPECIMEN

*is the owner of*

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF THE PAR VALUE OF $1 EACH, OF

LUFKIN INDUSTRIES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof assents by the acceptance of this Certificate.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

LUFKIN INDUSTRIES, INC. LUFKIN, TEXAS

President

Countersigned and Registered:
AMERITRUST COMPANY NATIONAL ASSOCIATION
(Cleveland, Ohio)
Transfer Agent and Registrar

By:

Authorized Signature

LUFKIN INDUSTRIES, INC.

Reference is made to the Articles of Incorporation of the Corporation, and all amendments thereto, now or hereafter on file with the Secretary of the State of Texas, for a statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued by the Corporation, the authority of the Board of Directors to fix and determine the relative rights and preferences of series of stock, if any, the denial of pre-emptive rights of shareholders, and other restrictions on the transfer or other disposition of shares of stock of the Corporation; and reference is also made to the resolution or resolutions of the Board of Directors of the Corporation, now or hereafter on file with such Secretary of State, for a statement of the variations in the relative rights and preferences of the shares of each series of each preferred or special class of stock which the Corporation is authorized to issue so far as the same has or shall have been fixed and determined. The Corporation will provide a copy of the Articles of Incorporation of the Corporation and the above referenced resolutions of the Board of Directors of the Corporation, if any, to the record holder of this certificate, without charge, on written request to the Corporation at its principal place of business or registered office.

PRE-EMPTIVE RIGHTS. No holders of any shares now or hereafter authorized to be issued by this corporation have any pre-emptive rights to subscribe to any class of shares issued or which may be issued.

CUMULATIVE VOTING. No holders of any shares now or hereafter authorized to be issued by this corporation are entitled to cumulative votes in the election of directors.

SHAREHOLDER RIGHTS PLAN. This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Lufkin Industries, Inc. and First City National Bank of Lufkin (the “Rights Agent”) dated as of May 4, 1987 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a Copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly              receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who              was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common	UNIF GIFT MIN ACT. Custodian	______________________
TEN ENT - as tenants by the entireties	(Cust)	(Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please show Assignee’s Social Security or other

taxpayer identifying number

______________________________________________________________________________________________________________________________

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

_________________________________________________________________________________________________Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________	NOTICE:	____________________________________________________________
The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular without or enlargement or any change whatever.

____________________________________________________________
SIGNATURE(S) GUARANTEED:
The signature(s) must be guaranteed by a member one of the major U.S. stock exchanges or a commercial Bank or Trust Company. signature Guarantee must be signed by an authorized officer for the guaranteeing institution. A notary acknowledgement or a Savings and Loan guarantee is not acceptable.